PURCHASE AGREEMENT

AGREEMENT made this 24th day of September 1998 by and between CHAN MAU HING, a New York resident ("Seller") and BAMBERG COMPANY LTD., a British Vrigin Islands corporation ("Purchaser").

                                    WHEREAS:

FOR GOOD AND VALUABLE consideration in hand paid, the receipt and sufficiency of which are hereby ackowledged, Seller and Purchaser herein hereby agree as follows:

1. Seller hereby agrees to sell and Purchaser hereby agrees to purchase all of the Collateral, as such term is defined in that certain Security
     Agreement-Pledge dated July 1, 1998 between Rhine Investment Holdings Company Limited and Seller.

2. The purchase price of the Collateral ("Purchase Price") shall be the amount of $U.S.145,000 (ONE HUNDRED FORTY FIVE THOUSAND UNITED STATES DOLLARS)

3. The Purchase Price shall be paid to Seller by Purchaser in cash in its entirety on or before a date that is 30 days from the date of this Agreement.

4. This Agreement shall be governed by the laws of the state of New York, without regard to the choice of laws principles that might otherwise be applied in such jurisdiction.

IN WITNESS WHEREOF, the parties hereto hereby enter into this Agreement as of the date first above written.


/s/ Chan Mau Hing
________________________________
Chan Mau Hing


Bamberg Company Ltd.

/s/ Peter Yau
________________________________
Name:  Peter Yau
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